Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
March 31, 2017

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Geographic Diversification

Consolidated Properties

As of March 31, 2017
State	# of Centers	GLA	% of GLA
South Carolina	5	1,598,790	13%
New York	2	1,478,780	12%
Georgia	3	1,121,567	9%
Pennsylvania	3	849,873	7%
Michigan	2	671,539	5%
Texas	2	649,616	5%
Connecticut	2	601,512	5%
Delaware	1	557,404	4%
Alabama	1	556,677	4%
North Carolina	3	505,123	4%
New Jersey	1	489,706	4%
Tennessee	1	448,335	4%
Ohio	1	411,845	3%
Arizona	1	407,673	3%
Florida	1	349,402	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	2%
Mississippi	1	320,337	2%
Utah	1	319,661	2%
Iowa	1	276,331	2%
New Hampshire	1	245,698	2%
Maryland	1	198,800	2%
Total	36	12,709,596	100%
Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,844	50.00%
Columbus, OH	1	355,220	50.00%
Texas City, TX	1	352,705	50.00%
Ottawa, ON	1	341,211	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	115,771	50.00%
Total	8	2,372,993

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Property Summary - Occupancy at End of Each Period Shown

Consolidated properties
Location	Total GLA 3/31/17	% Occupied 3/31/17		% Occupied 12/31/16		% Occupied 9/30/16		% Occupied 6/30/16		% Occupied 3/31/16
Deer Park, NY	749,074	96%		97%		97%		96%		96%
Riverhead, NY	729,706	98%		99%		99%		99%		99%
Rehoboth Beach, DE	557,404	98%		99%		99%		100%		99%
Foley, AL	556,677	99%		99%		97%		96%		94%
Atlantic City, NJ	489,706	89%		90%		90%		92%		91%
San Marcos, TX	471,816	96%		98%		97%		98%		98%
Sevierville, TN	448,335	100%		100%		100%		99%		100%
Savannah, GA	429,089	97%		99%		99%		N/A		N/A
Myrtle Beach Hwy 501, SC	425,247	95%		98%		97%		97%		96%
Jeffersonville, OH	411,845	89%		96%		96%		98%		98%
Glendale, AZ (Westgate)	407,673	96%		100%		99%		97%		N/A
Myrtle Beach Hwy 17, SC	403,192	97%		98%		99%		100%		98%
Charleston, SC	382,117	97%		97%		98%		98%		98%
Pittsburgh, PA	372,958	99%		99%		100%		100%		100%
Commerce, GA	371,408	97%		100%		99%		99%		94%
Grand Rapids, MI	357,080	95%		97%		96%		94%		94%
Daytona Beach, FL	349,402	96%		94%		N/A		N/A		N/A
Branson, MO	329,861	100%		100%		99%		100%		100%
Locust Grove, GA	321,070	98%		100%		100%		100%		100%
Gonzales, LA	321,066	100%		99%		99%		98%		98%
Southaven, MS	320,337	96%		97%		96%		96%		97%
Park City, UT	319,661	97%		100%		98%		97%		98%
Mebane, NC	318,910	98%		100%		100%		97%		98%
Howell, MI	314,459	90%		94%		92%		92%		92%
Mashantucket, CT (Foxwoods)	311,614	94%		96%		96%		96%		96%
Westbrook, CT	289,898	90%		86%		87%		87%		92%
Williamsburg, IA	276,331	98%		99%		99%		97%		95%
Hershey, PA	247,500	99%		100%		100%		100%		99%
Tilton, NH	245,698	96%		99%		100%		97%		97%
Lancaster, PA	229,415	95%		98%		96%		97%		97%
Hilton Head II, SC	206,564	100%		100%		98%		94%		95%
Ocean City, MD	198,800	82%		80%		77%		81%		79%
Hilton Head I, SC	181,670	100%		100%		100%		97%		97%
Terrell, TX	177,800	96%		98%		98%		98%		98%
Blowing Rock, NC	104,052	98%		98%		98%		99%		100%
Nags Head, NC	82,161	96%		96%		100%		100%		97%
Total	12,709,596	96%	(1)	98%	(2)	97%	(3)	97%	(4)	97%	(4)

(1)	Excludes the occupancy rate at our Daytona Beach outlet center which opened during the fourth quarter of 2016 and has not yet stabilized.

(2)
Excludes the occupancy rate of centers not yet stabilized (our Foxwoods, Southaven, and Daytona centers, which opened during the second quarter of 2015, fourth quarter of 2015, and fourth quarter of 2016, respectively).

(3)	Excludes the occupancy rate of centers not yet stabilized (our Foxwoods, and Southaven centers, which opened during the second quarter and fourth quarter of 2015, respectively).

(4)	Excludes the occupancy rate of centers not yet stabilized (Foxwoods, Grand Rapids and Southaven centers which opened during the second, third and fourth quarters of 2015, respectively).

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Unconsolidated joint venture properties
Location	Total GLA 3/31/17	% Occupied 3/31/17		% Occupied 12/31/16		% Occupied 9/30/16		% Occupied 6/30/16		% Occupied 3/31/16
Charlotte, NC	397,844	97%		98%		97%		97%		98%
Columbus, OH	355,220	95%		98%		96%		95%		N/A
Texas City, TX (Galveston/Houston)	352,705	97%		99%		99%		99%		97%
Ottawa, ON	341,211	96%		99%		98%		95%		95%
National Harbor, MD	341,156	96%		99%		99%		98%		99%
Cookstown, ON	307,779	97%		99%		99%		99%		99%
Bromont, QC	161,307	69%		69%		72%		72%		74%
Saint-Sauveur, QC	115,771	93%		97%		94%		97%		97%
Savannah, GA (1)	N/A	N/A		N/A		N/A		99%		99%
Glendale, AZ (Westgate) (2)	N/A	N/A		N/A		N/A		N/A		96%
Total	2,372,993	94%	(3)	96%	(3)	96%	(3)	96%	(3)	96%

(1)	The Company acquired our partners' interest in the Savannah outlet center in August 2016. The center is now reported above in the section labeled consolidated properties.

(2)	The Company acquired our partners' interest in the Westgate outlet center in June 2016. The center is now reported above in the section labeled consolidated properties.

(3)	Excludes the occupancy rate at our Columbus center which opened in June 2016 and has not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Portfolio Occupancy at the End of Each Period (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of March 31, 2017(1)

			12 Months	Period End	Sq Ft	% of	% of Portfolio
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5			$518	98%	2,803	23%	30%
Centers 6 - 10			$430	97%	1,691	14%	16%
Centers 11 - 15			$388	99%	1,215	10%	9%
Centers 16 - 20			$351	95%	2,011	16%	17%
Centers 21 - 25			$323	96%	1,932	16%	13%
Centers 26 - 30			$284	95%	1,661	13%	10%
Centers 31 - 35			$254	93%	1,047	8%	5%
			Cumulative	Cumulative	Cumulative	Cumulative	Cumulative % of
			12 Months	Period End	Sq Ft	% of	Portfolio
Ranking (2)			SPSF	Occupancy	(thousands)	Square Feet	NOI (3)
Consolidated Centers
Centers 1 - 5			$518	98%	2,803	23%	30%
Centers 1 - 10			$482	98%	4,494	37%	46%
Centers 1 - 15			$461	98%	5,709	47%	55%
Centers 1 - 20			$431	97%	7,720	63%	72%
Centers 1 - 25			$410	97%	9,652	79%	85%
Centers 1 - 30			$391	97%	11,313	92%	95%
Centers 1 - 35			$380	96%	12,360	100%	100%

Unconsolidated centers (4)			$435	97%	1,092	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the twelve months ended March 31, 2017. Excludes outlet centers in Columbus, Ohio (opened in the second quarter of 2016) and Daytona Beach, Florida (opened in the fourth quarter of 2016), which have been open for less than 12 full calendar months.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth Beach, DE	Riverhead, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Glendale (Westgate), AZ	Lancaster, PA	Locust Grove, GA	Myrtle Beach 17, SC
	Centers 11 - 15:	Charleston, SC	Gonzales, LA	Hershey, PA	Hilton Head I, SC	Nags Head, NC
	Centers 16 - 20:	Atlantic City, NJ	Grand Rapids, MI	Park City, UT	Pittsburgh, PA	San Marcos, TX
	Centers 21 - 25:	Foley, AL	Foxwoods (Mashantucket), CT	Howell, MI	Savannah, GA	Southaven (Memphis), MS
	Centers 26 - 30:	Commerce, GA	Hilton Head II, SC	Jeffersonville, OH	Myrtle Beach 501, SC	Tilton, NH
	Centers 31 - 35:	Blowing Rock, NC	Ocean City, MD	Terrell, TX	Westbrook, CT	Williamsburg, IA

(3)
Based on the Company’s forecast of 2017 Portfolio NOI (see Non-GAAP Definitions). The Company’s forecast is based on management’s estimates as of March 31, 2017 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	National Harbor, MD	Texas City, TX

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Major Tenants (1)

Ten Largest Tenants as of March 31, 2017
Tenant	# of Stores	GLA	% of Total GLA
The Gap, Inc.	92	970,454	7.6%
Ascena Retail Group, Inc.	148	889,970	7.0%
Nike, Inc.	42	440,037	3.5%
PVH Corp.	65	400,292	3.2%
V. F. Corporation	43	387,013	3.0%
Ralph Lauren Corporation	38	365,246	2.9%
G-III Apparel Group, Ltd.	67	312,127	2.4%
H&M Group	14	290,876	2.3%
Carter's, Inc.	62	272,606	2.1%
Under Armour, Inc.	32	245,396	2.0%
Total of All Listed Above	603	4,574,017	36.0%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Lease Expirations as of March 31, 2017

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Leasing Activity (1)

	3/31/2017	6/30/2017	9/30/2017	12/31/2017	Year to Date	Prior Year to Date(2)
Re-tenanted Space :
Number of leases	46				46	63
Gross leasable area	283,975				283,975	188,245
New initial base rent per square foot	$21.99				$21.99	$29.80
Prior expiring base rent per square foot	$24.09				$24.09	$25.95
Percent increase (decrease) (3)	(8.7)%				(8.7)%	14.8%

New straight line base rent per square foot	$23.51				$23.51	$32.84
Prior straight line base rent per square foot	$23.77				$23.77	$25.19
Percent increase (decrease) (3)	(1.1)%				(1.1)%	30.4%

Renewed Space:
Number of leases	160				160	166
Gross leasable area	729,535				729,535	762,300
New initial base rent per square foot	$25.55				$25.55	$24.69
Prior expiring base rent per square foot	$24.41				$24.41	$22.78
Percent increase	4.7%				4.7%	8.4%

New straight line base rent per square foot	$26.70				$26.70	$25.91
Prior straight line base rent per square foot	$23.82				$23.82	$21.96
Percent increase	12.1%				12.1%	18.0%

Total Re-tenanted and Renewed Space:
Number of leases	206				206	229
Gross leasable area	1,013,510				1,013,510	950,545
New initial base rent per square foot	$24.55				$24.55	$25.70
Prior expiring base rent per square foot	$24.32				$24.32	$23.41
Percent increase (3)	1.0%				1.0%	9.8%

New straight line base rent per square foot	$25.81				$25.81	$27.28
Prior straight line base rent per square foot	$23.81				$23.81	$22.60
Percent increase (3)	8.4%				8.4%	20.7%

(1)	Excludes unconsolidated outlet centers. See table on page 4.

(2)
All 2016 information excludes the outlet center in Fort Myers, FL, which was sold in January 2016 and includes the Westgate and Savannah outlet centers as we acquired our partners' interests in the centers in June and August 2016, respectively.

(3)
Excluding seven leases (137,613 square feet) with an average suite size of approximately 19,700 square feet, 2017 cash and straight-line re-tenanting spreads were 8.0% and 21.4%, respectively and cash and straight-line blended spreads were 5.3% and 13.8%, respectively.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

External Growth Pipeline Summary as of March 31, 2017

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Total Construction Loan (millions)	Amount Drawn (millions)	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield (1)

Under Construction:
New Developments -
Fort Worth, TX	late October 2017	352	$90.2	$29.5	100%	$—	$—	$60.7	9.5% - 10.5%
Total New Developments		352	$90.2	$29.5		$—	$—	$60.7	10.0%

Expansions -
Lancaster, PA	September 2017	123	$47.7	$18.8	100%	$—	$—	$28.9	7.5% - 8.5%
Total Expansions		123	$47.7	$18.8		$—	$—	$28.9	8.0%
Total Under Construction		475	$137.9	$48.3		$—	$—	$89.6	9.3%
(1)			Weighted average projected stabilized yield for projects under construction is calculated using the midpoint of the projected stabilized yield disclosed for each project
The Company's estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated total construction loan, estimated future Tanger capital requirement and projected stabilized yield for new development and expansion projects are subject to adjustment prior to and during the development process. Estimated total net cost shown net of outparcel sales and public financing, if applicable. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company's filings with the Securities and Exchange Commission on Form10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Consolidated Balance Sheets (dollars in thousands)

	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Assets
Rental property:
Land	$272,153	$272,153	$262,240	$254,809	$235,622
Buildings, improvements and fixtures	2,667,087	2,647,477	2,553,564	2,377,765	2,219,955
Construction in progress	65,461	46,277	92,937	61,038	42,287
	3,004,701	2,965,907	2,908,741	2,693,612	2,497,864
Accumulated depreciation	(839,843)	(814,583)	(792,272)	(769,777)	(749,325)
Total rental property, net	2,164,858	2,151,324	2,116,469	1,923,835	1,748,539
Cash and cash equivalents	7,225	12,222	25,902	27,107	18,877
Restricted cash	—	—	2,936	—	—
Investments in unconsolidated joint ventures	127,901	128,104	170,855	210,486	218,732
Deferred lease costs and other intangibles, net	146,965	151,579	156,496	133,578	123,404
Prepaids and other assets	92,821	82,985	88,261	84,346	81,054
Total assets	$2,539,770	$2,526,214	$2,560,919	$2,379,352	$2,190,606
Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,135,806	$1,135,309	$1,037,073	$789,991	$789,635
Unsecured term loans, net	322,575	322,410	322,195	321,980	258,540
Mortgages payable, net	171,458	172,145	172,647	235,215	167,603
Unsecured lines of credit, net	69,622	58,002	192,731	255,661	259,890
Total debt	1,699,461	1,687,866	1,724,646	1,602,847	1,475,668
Accounts payable and accruals	82,772	78,143	78,542	62,658	67,608
Other liabilities	59,534	54,764	52,079	53,433	31,758
Total liabilities	1,841,767	1,820,773	1,855,267	1,718,938	1,575,034
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares	965	961	961	960	961
Paid in capital	821,509	820,251	816,464	811,853	808,779
Accumulated distributions in excess of net income	(132,571)	(122,701)	(115,565)	(153,465)	(195,654)
Accumulated other comprehensive loss	(26,632)	(28,295)	(31,618)	(32,090)	(29,814)
Equity attributable to Tanger Factory Outlet Centers, Inc.	663,271	670,216	670,242	627,258	584,272
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	34,573	35,066	35,250	32,996	30,711
Noncontrolling interests in other consolidated partnerships	159	159	160	160	589
Total equity	698,003	705,441	705,652	660,414	615,572
Total liabilities and equity	$2,539,770	$2,526,214	$2,560,919	$2,379,352	$2,190,606

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Consolidated Statements of Operations (dollars and shares in thousands)

		Three Months Ended				YTD
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	3/31/17	3/31/16
Revenues:
Base rentals	$80,330	$81,158	$79,569	$75,003	$72,623	$80,330	$72,623
Percentage rentals	1,855	3,750	2,995	2,326	2,150	1,855	2,150
Expense reimbursements	36,598	36,697	33,125	30,754	33,242	36,598	33,242
Management, leasing and other services	579	588	806	1,332	1,121	579	1,121
Other income	2,006	2,366	2,642	1,918	1,669	2,006	1,669
Total revenues	121,368	124,559	119,137	111,333	110,805	121,368	110,805
Expenses:
Property operating	40,387	41,689	37,442	35,012	37,874	40,387	37,874
General and administrative	11,412	11,328	12,128	11,675	11,565	11,412	11,565
Acquisition costs	—	—	487	—	—	—	—
Abandoned pre-development costs	627	—	—	—	—	627	—
Depreciation and amortization	31,294	33,279	29,205	26,306	26,567	31,294	26,567
Total expenses	83,720	86,296	79,262	72,993	76,006	83,720	76,006
Operating income	37,648	38,263	39,875	38,340	34,799	37,648	34,799
Other income/(expense):
Interest expense	(16,487)	(16,469)	(15,516)	(13,800)	(14,884)	(16,487)	(14,884)
Gain on sale of assets and interests in unconsolidated entities	—	—	1,418	—	4,887	—	4,887
Gain on previously held interest in acquired joint ventures	—	—	46,258	49,258	—	—	—
Other non-operating income (expense)	35	650	24	38	316	35	316
Income before equity in earnings of unconsolidated joint ventures	21,196	22,444	72,059	73,836	25,118	21,196	25,118
Equity in earnings of unconsolidated joint ventures	2,318	3,192	715	3,466	3,499	2,318	3,499
Net income	23,514	25,636	72,774	77,302	28,617	23,514	28,617
Noncontrolling interests in Operating Partnership	(1,178)	(1,278)	(3,668)	(3,897)	(1,444)	(1,178)	(1,444)
Noncontrolling interests in other consolidated partnerships	—	(285)	(2)	12	(23)	—	(23)
Net income attributable to Tanger Factory Outlet Centers, Inc.	22,336	24,073	69,104	73,417	27,150	22,336	27,150
Allocation to participating securities	(295)	(280)	(627)	(725)	(294)	(295)	(294)
Net income available to common shareholders	$22,041	$23,793	$68,477	$72,692	$26,856	$22,041	$26,856
Basic earnings per common share:
Net income	$0.23	$0.25	$0.72	$0.76	$0.28	$0.23	$0.28
Diluted earnings per common share:
Net income	$0.23	$0.25	$0.72	$0.76	$0.28	$0.23	$0.28
Weighted average common shares:
Basic	95,245	95,186	95,156	95,124	94,944	95,245	94,944
Diluted	95,311	95,455	95,672	95,375	95,003	95,311	95,003

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Unconsolidated Joint Venture Information

The following table details certain information as of March 31, 2017, except for Net Operating Income ("NOI") which is for the three months ended March 31, 2017, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,844	$42.7	$1.8	$44.8

Columbus	Columbus, OH	50.0%	355,220	50.6	1.3	42.1

Galveston/Houston	Texas City, TX	50.0%	352,705	28.0	1.1	32.5

National Harbor	National Harbor, MD	50.0%	341,156	47.3	1.2	43.1

RioCan Canada (2)	Various	50.0%	926,068	123.6	1.9	5.5

Total				$292.2	$7.3	$168.0

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,307 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 341,211 square foot center in Ottawa, Ontario; and a 115,771 square foot center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Debt Outstanding Summary (dollars in thousands)

As of March 31, 2017
	Principal Balance	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date
Unsecured debt:
Unsecured lines of credit (2)	$72,350	LIBOR + 0.90%		10/29/2019
2020 Senior unsecured notes	300,000	6.125%	6.219%	6/1/2020
2023 Senior unsecured notes	250,000	3.875%	4.076%	12/1/2023
2024 Senior unsecured notes	250,000	3.75%	3.819%	12/1/2024
2026 Senior unsecured notes	350,000	3.125%	3.193%	9/1/2026
Unsecured term loan	325,000	LIBOR + 0.95%		4/13/2021
Net debt discounts and debt origination costs	(19,347)
Total unsecured debt	$1,528,003
Secured mortgage debt:
Atlantic City, NJ	$39,733	5.14% - 7.65%	5.05%	11/15/2021 - 12/8/2026
Foxwoods, CT (3)	70,250	LIBOR + 1.55%		12/5/2017
Southaven, MS (4)	59,277	LIBOR + 1.75%		4/29/2018
Debt premium and debt origination costs	2,198
Total secured mortgage debt	$171,458
Tanger's share of unconsolidated JV debt:
Charlotte (5)	$45,000	LIBOR + 1.45%		11/24/2018
Columbus (6)	42,500	LIBOR + 1.65%		11/28/2019
Galveston/Houston (7)	32,500	LIBOR + 1.50%		7/1/2017
National Harbor (8)	43,500	LIBOR + 1.65%		11/13/2019
RioCan Canada(9)	5,258	5.75%	4.18%	5/10/2020
Debt premium and debt origination costs	(725)
Total Tanger's share of unconsolidated JV debt	$168,033

(1)	The effective interest rate excludes interest rate swap agreements that fix the base LIBOR rate at an average of 1.16% on notional amounts aggregating $325.0 million as follows:

(a)
Interest rate swaps entered into in October 2013 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.30% through August 14, 2018, and

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021.

(2)
The Company has an unsecured, syndicated credit line with a borrowing capacity totaling $500.0 million and a separate cash management line of credit with a borrowing capacity of $20.0 million with one of the participants in the syndication. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated credit line may be increased to $1.0 billion through an accordion feature in certain circumstances. The unsecured lines of credit have an expiration date of October 29, 2019 with an option for a one year extension.

(3)	Represents a mortgage loan that initially matures on December 5, 2017, with two one -year extension options.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

(4)
Represents a mortgage loan with the ability to borrow up to $60.0 million. The loan initially matures on April 29, 2018, with one two-year extension option. The additional $0.7 million is available to fund the remaining construction costs to complete the center which opened in November 2015.

(5)	Represents a mortgage loan that initially matures on November 24, 2018, with one one -year extension option. As of March 31, 2017, the principal balance on the loan was $90.0 million.

(6)	Represents a mortgage loan that initially matures on November 28, 2019, with two one-year extension options. As of March 31, 2017, the principal balance on the loan was $85.0 million.

(7)
Represents a mortgage loan with the ability to borrow up to $70.0 million with a maturity date of July 1, 2017 and the option to extend the maturity for one additional year. As of March 31, 2017, the principal balance on the loan was $65.0 million. The additional $5.0 million is available for future expansion.

(8)	Represents a mortgage loan that matures on November 13, 2019. As of March 31, 2017, the principal balance on the loan was $87.0 million.

(9)
Represents the mortgage assumed related to the acquisition of the Saint-Sauveur, Quebec property by the RioCan co-owners in November 2012. The mortgage has a principal balance of $10.5 million and matures on May 10, 2020.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Future Scheduled Principal Payments (dollars in thousands)

As of March 31, 2017
Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2017	$72,520	$32,704	$105,224
2018	62,460	45,286	107,746
2019 (1)	75,719	86,303	162,022
2020	303,566	4,465	308,031
2021	330,793	—	330,793
2022	4,436	—	4,436
2023	254,768	—	254,768
2024	255,140	—	255,140
2025	1,501	—	1,501
2026	355,707	—	355,707
	$1,716,610	$168,758	$1,885,368
Net debt discounts and debt origination costs	(17,149)	(725)	(17,874)
	$1,699,461	$168,033	$1,867,494

(1)	Includes principal balance of $72.4 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)

As of March 31, 2017
	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	50%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	5%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	191%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.10	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment losses on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands):

		Three Months Ended				YTD
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	3/31/17	3/31/16
Net income	$23,514	$25,636	$72,774	$77,302	$28,617	$23,514	$28,617
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	30,855	32,653	28,850	25,937	26,205	30,855	26,205
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,838	3,438	4,325	5,808	5,339	3,838	5,339
Impairment charges - unconsolidated joint ventures	—	—	2,919	—	—	—	—
Gain on sale of assets and interests in unconsolidated entities	—	—	—	—	(4,887)	—	(4,887)
Gain on previously held interest in acquired joint venture	—	—	(46,258)	(49,258)	—	—	—
FFO	58,207	61,727	62,610	59,789	55,274	58,207	55,274
FFO attributable to noncontrolling interests in other consolidated partnerships	—	(286)	(3)	(12)	(47)	—	(47)
Allocation to participating securities	(512)	(520)	(539)	(564)	(569)	(512)	(569)
FFO available to common shareholders (1)	$57,695	$60,921	$62,068	$59,213	$54,658	$57,695	$54,658
As further adjusted for:
Director and officer compensation upon termination of service (2)	—	—	887	—	293	—	293
Abandoned pre-development costs	627	—	—	—	—	627	—
Acquisition costs	—	—	487	—	—	—	—
Demolition costs	—	—	259	182	—	—	—
Gain on sale of outparcel	—	—	(1,418)	—	—	—	—
Write-off of debt discount due to repayment of debt prior to maturity (3)	—	—	—	—	882	—	882
Impact of above adjustments to the allocation of earnings to participating securities	(5)	—	(2)	(1)	(12)	(5)	(12)
AFFO available to common shareholders (1)	$58,317	$60,921	$62,281	$59,394	$55,821	$58,317	$55,821
FFO per common share - diluted (1)	$0.58	$0.61	$0.62	$0.59	$0.55	$0.58	$0.55
AFFO per common share - diluted (1)	$0.58	$0.61	$0.62	$0.59	$0.56	$0.58	$0.56

Weighted Average Shares:
Basic weighted average common shares	95,245	95,186	95,156	95,124	94,944	95,245	94,944
Effect of notional units	—	202	426	183	—	—	—
Effect of outstanding options and restricted common shares	66	67	90	68	59	66	59
Diluted weighted average common shares (for earnings per share computations)	95,311	95,455	95,672	95,375	95,003	95,311	95,003
Exchangeable operating partnership units	5,028	5,053	5,053	5,053	5,053	5,028	5,053
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	100,339	100,508	100,725	100,428	100,056	100,339	100,056

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Reconciliation of FFO to FAD (dollars and shares in thousands):

		Three Months Ended				YTD
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	3/31/17	3/31/16
FFO available to common shareholders	$57,695	$60,921	$62,068	$59,213	$54,658	$57,695	$54,658
Adjusted for:
Corporate depreciation excluded above	439	626	355	369	362	439	362
Amortization of finance costs	878	887	845	761	744	878	744
Amortization of net debt discount (premium)	125	130	84	117	959	125	959
Amortization of share-based compensation	3,292	3,504	4,160	3,654	4,001	3,292	4,001
Straight line rent adjustment	(1,705)	(1,910)	(1,772)	(1,713)	(1,607)	(1,705)	(1,607)
Market rent adjustment	722	1,215	783	641	663	722	663
2nd generation tenant allowances	(3,379)	(4,345)	(2,487)	(2,804)	(1,671)	(3,379)	(1,671)
Capital improvements	(5,910)	(7,300)	(11,290)	(8,391)	(3,043)	(5,910)	(3,043)
Adjustments from unconsolidated joint ventures	(524)	(621)	(693)	(504)	(384)	(524)	(384)
FAD available to common shareholders (1)	$51,633	$53,107	$52,053	$51,343	$54,682	$51,633	$54,682
Dividends per share	$0.325	$0.325	$0.325	$0.325	$0.285	$0.325	$0.285
FFO payout ratio	56%	53%	52%	55%	52%	56%	52%
FAD payout ratio	64%	61%	63%	64%	52%	64%	52%
Diluted weighted average common shares	100,339	100,508	100,725	100,428	100,056	100,339	100,056

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)
Represents cash severance and accelerated vesting of restricted shares associated with the departure of an officer in August 2016 and the accelerated vesting of restricted shares due to the death of a director in February 2016.

(3)	Due to the January 28, 2016 early repayment of the $150 million mortgage secured by the Deer Park, New York property, which was scheduled to mature August 30, 2018.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands):

	Three months ended
	March 31,
	2017	2016
Net income	$23,514	$28,617
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,318)	(3,499)
Interest expense	16,487	14,884
Gain on sale of assets and interests in unconsolidated entities	—	(4,887)
Other non-operating (income) expense	(35)	(316)
Depreciation and amortization	31,294	26,567
Other non-property (income) expenses	311	(97)
Abandoned pre-development costs	627	—
Corporate general and administrative expenses	11,277	11,465
Non-cash adjustments (1)	(963)	(924)
Termination rents	(1,184)	(555)
Portfolio NOI	79,010	71,255
Non-same center NOI (2)	(9,195)	(2,140)
Same Center NOI	$69,815	$69,115

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet centers acquired:		Expansions:
Daytona Beach	November 2016	Fort Myers	January 2016	Glendale (Westgate)	June 2016	Lancaster (under construction)
				Savannah	August 2016

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Non-GAAP Pro Rata Balance Sheet Information as of March 31, 2017 (dollars in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$—	$44,758
Buildings, improvements and fixtures	(159)	256,147
Construction in progress	—	3,609
	(159)	304,514
Accumulated depreciation	—	(36,716)
Total rental property, net	(159)	267,798
Cash and cash equivalents	—	10,304
Deferred lease costs and other intangibles, net	—	6,306
Prepaids and other assets	—	7,822
Total assets	$(159)	$292,230
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$—	$168,033
Accounts payable and accruals	—	7,057
Total liabilities	—	175,090
Owners' equity	(159)	117,140
Total liabilities and owners' equity	$(159)	$292,230

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.6 million as of March 31, 2017 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Non-GAAP Pro Rata Statement of Operations Information year to date March 31, 2017 (dollars in thousands)

	Non-GAAP Pro Rata Information
	Pro Rata Portion Noncontrolling Interests	Pro Rata Portion Unconsolidated Joint Ventures
Revenues:
Base rentals	$—	$6,803
Percentage rentals	—	768
Expense reimbursements	—	4,278
Other income	—	182
Total revenues	—	12,031
Expense:
Property operating	—	4,689
General and administrative	—	60
Depreciation and amortization	—	3,836
Total expenses	—	8,585
Operating income	—	3,446
Other income/(expense):
Interest expense	—	(1,130)
Other nonoperating income (expense)	—	2
Net income	$—	$2,318

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017

Investor Information

Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 3/31/2017